--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : APRIL 29, 1998

                               GETTY IMAGES, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                       000-23747                98-0177556
 (State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
      of incorporation)                                          Identification
                                                                      No.)

   2013 FOURTH AVENUE, FOURTH FLOOR                 101 BAYHAM STREET
         SEATTLE, WASHINGTON                         LONDON, ENGLAND
                98121                                    NW1 OA6
            (206) 441-9355                        (011 44 171) 544-3456

             (Addresses, including zip code, and telephone numbers,
              including area code, of principal executive offices)

                            ------------------------

                                      NONE

                 (Former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

    Reference is made to the financial statements filed as part of this report. Such financial statements were filed by the Registrant in its Registration Statement on Form S-4 (No. 333-38777) with respect to the common stock, par value $0.01 per share, issued in connection with the previously announced merger of Getty Communications plc and PhotoDisc, Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GETTY IMAGES, INC.

                                By:              /s/ LAWRENCE GOULD
                                     -----------------------------------------
                                                Name: Lawrence Gould
Date: April 29, 1998                       Title: Chief Financial Officer

                        PHOTODISC, INC. AND SUBSIDIARIES

                          INDEPENDENT AUDITORS' REPORT

Board of Directors

PhotoDisc, Inc.

Seattle, Washington

    We have audited the accompanying consolidated balance sheet of PhotoDisc, Inc. and subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Seattle, Washington

August 12, 1997
(September 16, 1997 as to Note 1)

                        PHOTODISC, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                  DECEMBER
                                                                                  31,
                                                                                  ------
                                                                                   1996
                                                                                  ------
                                         ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $6,315
  Trade accounts receivable, net of allowance of $188...........................  1,739
  Other accounts receivable.....................................................   257
  Inventories...................................................................  1,207
  Deferred taxes................................................................   171
  Prepaid expenses..............................................................   809
                                                                                  ------
      Total current assets......................................................  10,498
Property and equipment:
  Leasehold improvements........................................................    95
  Furniture and equipment.......................................................   936
  Image collection..............................................................  1,800
  Computer equipment............................................................  2,296
                                                                                  ------
                                                                                  5,127
  Less accumulated depreciation.................................................  (1,205)
                                                                                  ------
      Total property and equipment..............................................  3,922
Other, net of accumulated amortization of $186..................................   285
                                                                                  ------
      Total assets..............................................................  $14,705
                                                                                  ------
                                                                                  ------

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable........................................................  $2,686
  Accrued payroll and related liabilities.......................................   756
  Other accrued liabilities.....................................................   550
  Taxes payable.................................................................   276
                                                                                  ------
      Total current liabilities.................................................  4,268
                                                                                  ------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Common stock, $.01 par value--authorized, 20,000,000 shares, issued and
    outstanding, 8,635,164 shares...............................................    86
  Series A preferred stock, $.01 par value--authorized 5,000,000 shares, issued
    and outstanding, 1,701,879 shares (preference in liquidation $7,199)........    17
  Additional paid-in capital....................................................  6,230
  Retained earnings.............................................................  4,126
  Foreign currency translation adjustment.......................................   (22  )
                                                                                  ------
      Total shareholders' equity................................................  10,437
                                                                                  ------
      Total liabilities and shareholders' equity................................  $14,705
                                                                                  ------
                                                                                  ------

                See notes to consolidated financial statements.

                        PHOTODISC, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               1995     1996
                                                              -------  -------
Sales.......................................................  $12,512  $28,231

Cost of sales:
  Cost of royalties.........................................    1,158    2,416
  Cost of finished product..................................    1,884    3,686
                                                              -------  -------
                                                                3,042    6,102
                                                              -------  -------
    Gross profit............................................    9,470   22,129

Operating expenses:
  Sales and marketing.......................................    4,018    9,456
  Customer service and fulfillment..........................      721    2,019
  Product development.......................................      802    2,306
  General and administrative................................    1,597    4,132
                                                              -------  -------
    Total operating expenses................................    7,138   17,913
                                                              -------  -------
    Operating income........................................    2,332    4,216

Other income (expense):
  Interest income (expense).................................      (28)      94
  Other.....................................................      (12)       2
                                                              -------  -------
                                                                  (40)      96
                                                              -------  -------
    Income before income tax expense........................    2,292    4,312
  Income tax expense........................................      817    1,600
                                                              -------  -------
  Net income................................................  $ 1,475  $ 2,712
                                                              -------  -------
                                                              -------  -------
Unaudited pro forma information:
  Pro forma net income per share............................  $  0.13  $  0.23
                                                              -------  -------
                                                              -------  -------
  Pro forma weighted average
    shares outstanding......................................   10,952   11,756
                                                              -------  -------
                                                              -------  -------

                See notes to consolidated financial statements.

                        PHOTODISC, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                            FOREIGN
                                                                       SERIES A    ADDITIONAL               CURRENCY
                                                              COMMON   PREFERRED    PAID-IN     RETAINED   TRANSLATION
                                                              STOCK      STOCK      CAPITAL     EARNINGS   ADJUSTMENT    TOTAL
                                                              ------   ---------   ----------   --------   ----------   -------
Balance, January 1, 1995....................................   $ 11      $--         $  175      $  328      -$-        $   514
  Net income................................................                                      1,475                   1,475
  Dividends paid............................................                                       (389)                   (389)
  Foreign currency translation..............................                                                    (2)          (2)
                                                              ------   ---------   ----------   --------     -----      -------
Balance, December 31, 1995..................................     11      --             175       1,414         (2)       1,598
  Net income................................................                                      2,712                   2,712
  Common stock split........................................     77                     (77)                              --
  Repurchase of 236,372 shares of common stock..............     (2)                   (998)                             (1,000)
  Issuance of 1,701,879 shares of preferred stock...........               17         7,130                               7,147
  Foreign currency translation..............................                                                   (20)         (20)
                                                              ------   ---------   ----------   --------     -----      -------
Balance, December 31, 1996..................................   $ 86      $ 17        $6,230      $4,126       $(22)     $10,437
                                                              ------   ---------   ----------   --------     -----      -------
                                                              ------   ---------   ----------   --------     -----      -------

                See notes to consolidated financial statements.

                        PHOTODISC, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               1995     1996
                                                              -------  -------
Operating activities:
  Net income................................................  $ 1,475  $ 2,712
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      286    1,002
    Deferred income taxes...................................        1     (172)
    Loss on asset disposition...............................    --          50
    Foreign currency translation adjustment.................       (2)     (20)
    Cash provided (used) by changes in operating assets and
      liabilities:
      Accounts receivable...................................     (628)    (870)
      Inventories...........................................     (908)      70
      Prepaid expenses......................................       46     (731)
      Other assets..........................................    --        (271)
      Accounts payable......................................      361    1,753
      Taxes payable.........................................       15      261
      Accrued liabilities...................................      293      959
                                                              -------  -------
        Net cash provided by operating activities...........      939    4,743

Investing activities:
  Purchase of property and equipment........................   (1,000)  (3,865)

Financing activities:
  Net borrowings (payments) on revolving credit
    agreements..............................................      544     (734)
  Payments on long-term borrowings..........................      (76)    (215)
  Proceeds from long-term borrowings........................      121    --
  Dividend paid.............................................     (389)   --
  Preferred stock issuance..................................    --       7,147
  Common stock repurchase...................................    --      (1,000)
                                                              -------  -------
        Net cash provided by financing activities...........      200    5,198
                                                              -------  -------
Net increase in cash and cash equivalents...................      139    6,076

Cash and cash equivalents:
  Beginning of period.......................................      100      239
                                                              -------  -------
  End of period.............................................  $   239  $ 6,315
                                                              -------  -------
                                                              -------  -------
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest................................................  $    23  $    44
    Income taxes............................................      813    2,001

                See notes to consolidated financial statements.

                        PHOTODISC, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 1:  SUMMARY OF BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

    PhotoDisc, Inc. (the "Company" or "PhotoDisc") develops high-resolution photographs on CD-ROM which are sold primarily through retail catalog sales to digital publishing and multimedia markets domestically and internationally.

    The Company is subject to certain business risks which could affect future operations and financial performance. These risks include changes in technology and related delivery of products, increased competition and litigation against the Company based on intellectual property rights.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of PhotoDisc, Inc. and its subsidiaries, PhotoDisc Europe, Ltd., PhotoDisc Deutschland GmbH and PhotoDisc Australia, Pty. All significant intercompany transactions are eliminated upon consolidation.

CASH AND CASH EQUIVALENTS

    For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist of raw materials and finished goods, and are valued at the lower of cost or market on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from three to seven years. Image collection costs represents capitalized production and image acquisition costs and refer to direct costs for the purchase or development of images; such costs include scanning, direct labor, overhead, and other costs related to the development of products. Costs are charged to cost of sales over an initial estimated useful life of three years. The remaining estimated useful life of images is evaluated periodically, and adjusted as deemed appropriate based on units produced and estimated units to be sold.

ORGANIZATION COSTS

    The Company capitalized costs incurred with the formation and start-up of the business. These costs are being amortized using the straight-line method over five years.

FOREIGN CURRENCY TRANSLATION

    Foreign currency adjustments arise as a result of the translation of the financial statements of the Company's foreign subsidiary into U.S. dollars, the Company's functional currency.

                        PHOTODISC, INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 1: SUMMARY OF BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Revenues are recognized upon shipment of goods to customers. The Company has a policy which guarantees refunds or exchanges for all product returns, regardless of reason, for 30 days after purchase. The Company provides allowances for such returns based on historical return patterns and specific customer information. Internet revenues are recognized when products are down-loaded from the Company's Web site.

INCOME TAXES

    Prior to 1995, the Company's shareholders elected to file income taxes as an S corporation. On January 1, 1995, the Company changed its status to a C corporation and began accounting for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.

UNAUDITED PRO FORMA NET INCOME/LOSS PER SHARE

    Pro forma net income/loss per share is based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect, if any, of options and warrants issued and outstanding, and after giving pro forma effect to the conversion of the Company's outstanding preferred stock as if such conversion had occurred at the beginning of the periods presented. All outstanding preferred stock will be converted on a one-for-one basis into an aggregate of 1,701,879 shares of common stock in connection with the merger described below.

MERGER AGREEMENT

    On September 15, 1997, the Company entered into a Merger Agreement with Getty Communications plc ("Getty Communications") and Getty Images, Inc. ("Getty Images"), pursuant to which the PhotoDisc Common Shareholders will receive cash and shares of Getty Images Common Stock for each share of PhotoDisc Common Stock held; and Getty Communications Shareholders will be issued one share of Getty Images Common Stock for every two Getty Communications Ordinary Shares held of record by such holders, and Getty Communications will become a wholly owned subsidiary of Getty Images.

    In connection with the merger, all outstanding shares of the Company's Series A Convertible Preferred stock will be converted on a one-for-one basis into an aggregate of 1,701,879 shares of PhotoDisc common stock and all options to purchase shares of PhotoDisc common stock that remain outstanding on the closing of the merger will be assumed by Getty Images and become exercisable for shares of common stock of Getty Images in a ratio equivalent to that used in determining the merger consideration to be received by the shareholders of PhotoDisc. Prior to and conditional on completion of the merger, PhotoDisc will extend an offer to certain current holders of PhotoDisc options to purchase from such holders options representing up to 20% of all shares subject to such options. All outstanding warrants to purchase shares of common stock of PhotoDisc will either be exercised prior to completion of the merger or expire.

                        PHOTODISC, INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 1: SUMMARY OF BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Significant estimates used by the Company include the development of allowance for doubtful accounts, estimated units of inventory to be sold, depreciable and amortizable lives of property and equipment, allowance for sales returns, income taxes, and the fair value of financial instruments.

FOREIGN SALES

    The Company had sales to customers in foreign countries, primarily in Europe, Asia and Australia. The foreign sales accounted for 23% and 29% of total revenues in aggregate for the years ended December 31, 1995 and 1996, respectively. No one country accounted for more than 10% of sales for any of the periods presented.

RECLASSIFICATIONS

    Certain reclassifications have been made to the 1995 financial statements in order to conform with the 1996 presentation.

PRODUCT DEVELOPMENT COSTS

    Product development costs consist of payroll and related expenses for development and internet network operations personnel and consultants. Certain costs directly related to the production of images, such as photoshoot costs, and costs related to the scanning and editing of images, are capitalized as a component of property and equipment. All other product development costs are expensed as incurred.

NOTE 2:  INVENTORIES

    Inventories are composed of raw materials and finished products available for sale as follows:

                                                                                     DECEMBER
                                                                                        31,
                                                                                    -----------
                                                                                       1996
                                                                                    -----------
Raw material (primarily packaging)................................................   $     468
Finished goods....................................................................         739
                                                                                    -----------
                                                                                     $   1,207
                                                                                    -----------
                                                                                    -----------

NOTE 3:  LINE OF CREDIT

    The Company had a revolving line of credit with a bank which required monthly interest payments of prime plus 1.25% (9.5% at December 31, 1996) and expired in May 1997. No amounts were outstanding under this facility at December 31, 1996.

                        PHOTODISC, INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 4:  EQUITY

    On June 27, 1996, the Board of Directors amended the Company's Articles of Incorporation to authorize 5,000,000 shares of preferred stock, par value $.01 per share, and 20,000,000 shares of common stock, par value $.01 per share.

PREFERRED STOCK

    The Preferred stock is issuable in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as the Board of Directors of the Company may determine at the time of issuance.

    The Company's Articles of Incorporation, amended June 1996, authorized 1,701,879 shares of Series A Preferred stock and 1,701,879 shares of Series A-1 Preferred stock. At December 31, 1996, no shares of the Series A-1 Preferred stock had been issued. The Company issued 1,701,879 shares of Series A Preferred stock during 1996 with the following terms:

    CONVERSION: Each share of Series A Preferred stock is convertible at the option of the holder into shares of common stock based on the Series A conversion price. The conversion price was set at the original Series A issue price of $4.23 per share, which was greater than the fair market value of the Company's common stock as of the date the Series A Preferred stock was issued. The conversion price is subject to possible adjustment for the dilutive effect of additional shares of common stock, except common stock issued pursuant to an incentive equity ownership program or to effect a joint venture or other partnering arrangement, merger, or reorganization. Each share is automatically converted in the event of a public offering of the Company's common stock.

    In addition, in the event of an initial public offering of the Company's common stock, or a merger, consolidation or other transaction in which more than 50 percent of the Company's common stock is disposed of, the holders of the Company's Series A Preferred stock are entitled to receive additional cash consideration in connection with the conversion of their shares into common stock. The amount of cash consideration is determined based on a formula which takes into account the timing of the transaction, the fully diluted valuation of the Company and the original price of the Series A Preferred stock.

    LIQUIDATION: In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred stock will be entitled to receive, prior to any distributions of the surplus funds of the Company to the holders of common stock, an amount equal to $4.23 per share plus any declared but unpaid dividends.

    VOTING: The holders of Series A Preferred stock are entitled to the number of votes they would be entitled to if the shares of Series A Preferred stock were converted to common stock.

    The rights, preferences, privileges, and restrictions relating to the Series A-1 Preferred stock are the same as those for the Series A Preferred stock, except that no adjustments will be made to the conversion price.

COMMON STOCK

    On May 31, 1996, the Board of Directors authorized an eight-for-one common stock split. This common stock split was effected in the form of eight shares of common stock issued for every one share of

                        PHOTODISC, INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 4:  EQUITY (CONTINUED)
common stock outstanding at the date of declaration. All references in the financial statements to number of shares outstanding and related prices, per share amounts and stock option plan data have been retroactively adjusted for the stock split. During 1996, the Company repurchased 236,372 shares for $4.23 per share.

NOTE 5:  COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is subject to legal proceedings and claims in the ordinary course of business. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

ROYALTY AGREEMENTS

    The Company enters into licensing agreements in conjunction with the purchase of images. The Company is required under certain licensing agreements to pay royalties based on a percentage of net sales to photographers and stock photo houses as long as the product is marketed. Such royalties are recorded as expense when revenue is recognized and paid quarterly. The Company may grant advance royalties to photographers on a case-by-case basis, which are capitalized as prepaid expense and amortized over future royalty earnings.

    The parties to the licensing agreements have agreed to certain mutually restrictive covenants with regard to confidentiality, indemnification, disclosure of sales information, promotional use of products, and noncompete agreements. Management believes the Company was in compliance with such covenants at December 31, 1996.

OPERATING LEASES

    The Company leases office space from an officer and shareholder under an operating lease expiring December 2002. The Company has also advanced approximately $360 for building improvements to the lessor, which will be repaid ratably over the lease term. Lease payments of approximately $46 are due monthly. Lease payments to the related party were $170 and $265 for 1995 and 1996, respectively. Also, the Company leases other office space and office equipment from unaffiliated parties under operating leases over three to five years. In February 1997, the Company entered into a lease for additional office space

                        PHOTODISC, INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 5: COMMITMENTS AND CONTINGENCIES (CONTINUED) from an unrelated third party. Future minimum lease payments, including the lease entered into in February 1997, are as follows:

YEAR ENDED
DECEMBER 31,
-------------------------------------------------------------------------------------
1997.................................................................................  $     716
1998.................................................................................      1,329
1999.................................................................................      1,372
2000.................................................................................      1,372
2001.................................................................................      1,368
Thereafter...........................................................................      1,053
                                                                                       ---------
                                                                                       $   7,210
                                                                                       ---------
                                                                                       ---------

NOTE 6:  EMPLOYEE BENEFITS

DEFINED CONTRIBUTION PLANS

    Prior to 1996, the Company provided eligible employees with a Salary Reduction Simplified Employee Pension Plan (SAR-SEP), which allowed employees to contribute a portion of their wages to a tax-deferred individual retirement account. The Company could also contribute to the plan at the discretion of the Board of Directors. The voluntary contribution by the Company was $48 during 1995. The SAR-SEP was replaced with a 401(k) Savings Plan in 1996. The Company can contribute to the plan at the discretion of the Board of Directors. There were no contributions made by the Company during 1996.

STOCK OPTION PLANS

    The Company has reserved 3,000,000 shares of common stock for issuance under its 1994 Stock Option Plan for certain qualified employees and directors. Options granted under this plan may be either incentive stock options or nonqualified stock options and are generally granted at the fair market value of the Company's common stock at the date of grant. Options vest and expire under the terms established at the date of grant. The remaining contractual option lives range from 8 to 10 years. The Company has agreed to pay an aggregate of approximately $149 to two option holders upon their exercise of options to purchase an aggregate of 859,200 shares should their options be about to terminate or in connection with the occurrence of certain extraordinary corporate events including the closing of the Merger Agreement described in Note 1 above. The Company will record compensation expense in the period in which these payments occur. A summary of stock options, restated to reflect the eight-for-one stock split, follows:

                                   DECEMBER 31,      WEIGHTED      DECEMBER 31,      WEIGHTED
                                       1995           AVERAGE          1996           AVERAGE
                                   -------------  EXERCISE PRICE   -------------  EXERCISE PRICE
                                      SHARES        (PER SHARE)       SHARES        (PER SHARE)
                                   -------------  ---------------  -------------  ---------------
Outstanding, beginning of
  period.........................    1,650,400       $  0.1575       1,650,400       $  0.1575
Granted..........................       --                             536,900          2.2200
Exercised........................       --                                  --
Canceled.........................       --                             (36,000)         0.1575
                                   -------------                   -------------
Outstanding, end of period.......    1,650,400       $  0.1575       2,151,300       $  0.6722
                                   -------------                   -------------
                                   -------------                   -------------
Exercisable, end of period.......      477,667       $  0.1575       1,407,334       $  0.2361
                                   -------------                   -------------
                                   -------------                   -------------

                        PHOTODISC, INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 6:  EMPLOYEE BENEFITS (CONTINUED)
The following table summarizes information about common stock option outstanding at December 31, 1996:

                                                                   DECEMBER 31, 1996
                                                         --------------------------------------
                                                                        WEIGHTED
                                                                         AVERAGE
                                                          NUMBER OF     REMAINING    NUMBER OF
                                                           OPTIONS     CONTRACTUAL    OPTIONS
EXERCISE PRICES (PER SHARE)                              OUTSTANDING      LIFE       EXERCISABLE
-------------------------------------------------------  -----------  -------------  ----------
$0.1575................................................   1,614,400          7.64     1,353,734
$2.2200................................................     536,900          9.65        53,600
                                                         -----------                 ----------
                                                          2,151,300          8.14     1,407,334
                                                         -----------                 ----------
                                                         -----------                 ----------

    During 1995, the Company granted warrants to purchase 500,880 shares of common stock at $0.125 per share to a majority shareholder and 167,592 shares at $0.1575 per share to founding shareholders, in recognition of various contributions to the Company since its inception. Fair value at the date of both grants was deemed to be $0.1575 per share. The warrants expire on February 17, 2000.

    The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized. Had compensation expense been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1996
                                                                             ---------  ---------
Net income:
  As reported..............................................................  $   1,475  $   2,712
  Pro forma................................................................  $   1,442  $   2,650

    The effects of applying SFAS No. 123 in the above pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to options granted prior to 1995.

    The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the foregoing assumptions: expected life, 2 years following vesting; stock volatility, 0%; risk free interest rates, 7.13% and 6.05% for the years ended December 31, 1995 and 1996, respectively; and no dividends during the expected term.

                        PHOTODISC, INC. AND SUBSIDIARIES

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

NOTE 7:  INCOME TAXES

    The provision for federal income taxes for 1995 and 1996 is comprised of the following:

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1995       1996
                                                                               ---------  ---------
Current tax expense..........................................................  $     816  $   1,756
Deferred tax expense.........................................................          1       (156)
                                                                               ---------  ---------
                                                                               $     817  $   1,600
                                                                               ---------  ---------
                                                                               ---------  ---------

    The tax effects of the temporary differences comprising the Company's net deferred tax assets at December 31, 1996 are as follows:

                                                                                      DECEMBER
                                                                                         31,
                                                                                     -----------
                                                                                        1996
                                                                                     -----------
Inventory..........................................................................   $      64
Allowance for bad debt and returns.................................................          27
Prepaid expenses...................................................................         (91)
Property and equipment.............................................................
Accrued payroll and related liabilities............................................          58
Other accrued liabilities..........................................................         112
                                                                                          -----
                                                                                      $     171
                                                                                          -----
                                                                                          -----